SECURITIES & EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549
___________________________________________________________________________
                                  Form 8-K

                               Current Report

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): February 22, 2005

            Exact Name of Registration as Specified in Charter:

                              INNCARDIO, INC.
                            -------------------
                  (Formerly Softwall Equipment Corporation

     State of Other Jurisdiction of Incorporation:     Utah
     Commission File Number:                           000-28727
     IRS Employer Identification Number:               87-06254752

        Address and Telephone Number of Principle Executive Offices:
                   378 North Main, #124; Layton, UT 84041
                               (801) 497-9075


      Former Address and Telephone Number if Changed Since Last Report

___________________________________________________________________________

Section 1- Registrant's Business and Operations Item 1.01 Entry into a Material Definitive Agreement.

     The Registrant entered into an Acquisition Agreement effective 22nd day of February, wherein it agreed, subject to certain conditions, to acquire all of the outstanding common stock of Inncardio, Inc., a Delaware Corporation, in exchange for 16,500,000common shares of the Registrant. After the issuance of the 16,500,000 shares in the Acquisition, the Registrant has approximately 18 ,000,000 shares of its common stock issued and outstanding.

     The Registrant has also effected a change its corporate name from Softwall Equipment Corporation to Inncardio, Inc.

Section 2- Financial Information Item 2.01 Completion of Acquisition or Disposition of Assets. See item 1.01 above.

     The parties to the Acquisition were unrelated third parties prior to the completion of the Acquisition and the terms thereof were negotiated on an arms- length basis. Item 2.02 Results of Operations and Financial Condition. Management's Financial Plan of Operation and Financial Statements for Innovate Oncology, Inc., are attached hereto as Exhibits.


Section 3- Securities and Trading Market

Item 3.02 Unregistered Sales of Equity Securities. Pursuant to the Acquisition described in Section 1 hereof, the Registrant issued 16,500,000 common shares to the shareholders of Inncardio, Inc., in a nonpublic issuance exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(1), Section 4(6) and/or Regulation
D. The shareholders were all accredited investors. Section 5- Corporate Governance and Management

Item 5.01 Changes in Control of Registrant. Also as a part of the Acquisition, the Registrant issued 16,500,000 shares to the shareholders of Inncardio, Inc., which constitutes voting control of the Registrant. As a part of the Acquisition, Lionel Drage resigned as the sole officer and director of the Registrant and the following two persons were appointed as the principal executive, financial, operating, and accounting officers of the Registrant.

Section 9- Financial Statements and Exhibits. The following financial statements are filed as a part of this report:

(b) Proforma financial statements reflecting the Acquisition will be filed within the time limitations of Form 8-K.


                                 SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2005           Incardio, Inc.
                              /s/ by Lionel Drage
                              -------------------------------
                              President



INDEX TO EXHIBITS

Exhibit

2.1 Agreement and Plan of Merger and Reorganization dated Between Softwall Equipment Corporation and Inncardio, Inc.